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                                                                   Exhibit 3.274

                       RESTATED ARTICLES OF INCORPORATION

     E. SCOTT ISBELL, M.D. and DANIEL G. VOGT, M.D. hereby certify that:

     1. They are the Vice President and the Secretary, respectively, of PACIFIC EMERGENCY SPECIALISTS, A MEDICAL GROUP, INC., a California corporation formed on February 21, 1985, California corporation number 1332069.

     2. The Articles of Incorporation of this corporation are hereby amended and restated to read as follows:

                                       "I.

     The name of this corporation is: PACIFIC EMERGENCY SPECIALISTS MANAGEMENT, INC.

                                       II.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

     This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is One Hundred Thousand (100,000).

                                       IV.

     The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

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     Each of the undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of his own knowledge.

DATED: December 1, 1999


                                        /s/ E. SCOTT ISBELL, M. D.
                                        ----------------------------------------
                                        E. SCOTT ISBELL, M. D.,
                                        Vice President


                                        /s/ DANIEL G. VOGT, M.D.
                                        ----------------------------------------
                                        DANIEL G. VOGT, M.D.,
                                        Secretary


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